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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    Form 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report:  April 28, 1994
                       (Date of earliest event reported)



                             BOSTON EDISON COMPANY
             (Exact name of registrant as specified in its charter)


        Massachusetts                 1-2301                  04-1278810
  (State or other jurisdiction       (Commission             (I.R.S. Employer
   of incorporation)             File Number)          Identification Number)



            800 Boylston Street, Boston, Massachusetts         02199
         (Address of principal executive offices)           (Zip Code)



                                  617-424-2000
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

On April 28, 1994 Boston Edison Company issued two press releases: one announcing first quarter earnings and a second announcing the election of President Thomas J. May as Chairman and Chief Executive Officer, the election of Executive Vice President George W. Davis as President and Chief Operating Officer, and the retirement of Bernard W. Reznicek as Chairman and Chief
Executive Officer.   The elections and retirement are effective July 1, 1994.
The press  releases follow on pages 3 through 5.


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


                                                                  April 28, 1994

              Boston Edison Announces 1994 First Quarter Earnings

BOSTON, MA -- Boston Edison Company (BSE-NYSE) reported earnings per common share of $0.35 and $2.37 for the three and twelve months ended March 31, 1994, respectively, versus earnings of $0.25 and $2.11 for the same periods in 1993.

The increase in 1994 first quarter earnings primarily reflects a 3.1% increase in retail electricity sales, an annual rate increase of $29 million which became effective November 1, 1993 and lower purchased power expenses associated with a $60 million contract which expired on October 31, 1993. These were partially offset by higher depreciation and amortization, operations and maintenance and income tax expenses.



Financial Data
(in thousands except per share data)


3 months ended March 31:          1994         1993      % Change
- - ------------------------          ----         ----      --------
Operating revenues              $377,449     $354,752      +6.4%
Net income                       $19,812      $15,452     +28.2
Earnings per share                 $0.35        $0.25     +40.0
Weighted average # of shares      45,189       44,821      +0.8
Dividend declared per share
   of common stock                 $0.44       $0.425      +3.5


12 months ended March 31:         1994         1993      % Change
- - -------------------------         ----         ----      --------
Operating revenues            $1,504,950   $1,423,000      +5.8%
Net income                      $122,578     $108,934     +12.5
Earnings per share                 $2.37        $2.11     +12.3
Weighted average # of shares      45,050       43,815      +2.8
Dividends declared per share
   of common stock                 $1.73        $1.67      +3.6


                                    - end -


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                                                                  April 28, 1994

        Boston Edison Company today announced that President Thomas J. May has been elected Chairman and Chief Executive Officer of the Company effective July 1, 1994.

        Executive Vice President George W. Davis has been elected to serve as the Company's President and Chief Operating Officer, also effective July 1.

        Bernard W. Reznicek today announced his retirement as Chairman and Chief Executive Officer as of July 1 to accept an appointment as dean of the Creighton University College of Business Administration in Omaha, Nebraska. Mr. Reznicek will assume the position of Vice Chairman of Edison's Board of Directors.

        "For the past several years, Bernie Reznicek, Tom May and George Davis have worked closely together, building a strong company and preparing a sensible business strategy for Boston Edison's future," said Thomas G. Dignan, Jr., a partner with the law firm of Ropes and Gray and a member of the Company's Board of Directors. "Their teamwork made this transition a natural next step, and Tom and George are the logical choices to lead our Company into the next century."

        Mr. May is currently President and Chief Operating Officer and is a member of the Company's Board of Directors. He joined Boston Edison in 1976, following a seven-year period with Coopers and Lybrand. Mr. May holds a bachelor of science degree in business administration from Stonehill College, a master of science degree in finance from Bentley College and graduated from Harvard Business School's Advanced Management Program.

        Mr. Davis is currently Executive Vice President of Boston Edison Company and is also a member of its Board of Directors. Mr. Davis joined Boston Edison in 1989 as Vice President, Nuclear Administration, after a 34-year career with the U.S. Navy, during which he held the position of Vice Admiral and Commander, Naval Surface Forces, Pacific Fleet. He was named Senior Vice President, Nuclear in 1990. He earned a bachelor of science degree from the U.S. Naval Academy at Annapolis, Maryland and a master of science degree with distinction in electrical engineering from the Naval Postgraduate School.

        "Tom May has been a key player in rebuilding the Company's financial health, establishing good relations with our regulators and he has become a respected leader in the Boston business community," said Bernie Reznicek. "George Davis has provided leadership in the research, development and installation of new technologies that have greatly improved the performance of our generating stations and electrical customer service operations. It's for these reasons and many more that I recommended their appointments, and I am gratified that the Board unanimously agreed."

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        Tom May characterized Bernie Reznicek as someone who will be known for bringing clarity to Boston Edison's management processes. "It's a tribute to Bernie's leadership that we accomplished so many of our business goals in just seven years," May said. "I look forward to continuing to support and promote the policies and programs established during Bernie's tenure. I am committed to furthering our leadership role in transitioning our business into one that is more competitive and responsive and to the introduction of innovative electric technologies that will benefit our customers, shareholders, employees and communities."

        Mr. Reznicek joined Boston Edison in 1987 as President and Chief Operating Officer from Omaha Public Power District in Omaha, Nebraska. Among his most notable accomplishments at Boston Edison are the establishment of a strong and diverse management team, the institution of cost control as part of everyday life for every employee and a record of financial performance that has outpaced utility industry averages and the Standard and Poor's 500 for five years running.

        "Opportunities like the one I am taking at Creighton University come along too infrequently in life," Reznicek said. "I have long had a high interest in research and business education. My tenure at Boston Edison has been tremendously satisfying and I look forward to continuing to serve the Corporation as a member of the Board of Directors."

        Mr. May is a director of the Boston Police Athletic League, Inc. and the Metropolitan Boston Housing Partnership, Inc. He is an overseer of Dana-Farber, Inc. (parent of the Dana- Farber Cancer Institute), is on the board of Trustees at Stonehill College, is on the Governing Board of the Greater Boston Chamber of Commerce and a member of the Research Advisory Committee of the Electric Power Research Institute.

        Mr. Davis serves on the Board of Advisors for the U.S. Naval Postgraduate School, the University of Chicago Review Committee for the Integral Fast Reactor Operations Division of Argonne National Laboratory, the Board of Directors of the Institute of Nuclear Power Operations and the Science advisory Board for the University of Massachusetts, Boston.

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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                     BOSTON EDISON COMPANY

                                     By:  /s/ Robert. J Weafer, Jr.
                                          -------------------------
                                              Robert J. Weafer, Jr.
                                              Vice President, Controller and
                                              Chief Accounting Officer


Date:  April 28, 1994


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